Exhibit 99.1

FORM OF WAIVER OF SUBSEQUENT EQUITY SALE PROHIBITION

THIS WAIVER (the “Waiver”) is made effective as of August __, 2018, by and among Ekso Bionics Holdings, Inc., a Nevada corporation (the “Company”), and the undersigned holder of a warrant to purchase shares of Common Stock of the Company.

RECITALS

WHEREAS, the Company has issued warrants to purchase shares of the Company’s Common Stock (“Warrants”) to certain holders (each, a “Warrant Holder”) pursuant to that certain Securities Purchase Agreement dated December 23, 2015 (the “Purchase Agreement”);

WHEREAS, the Company desires to put in place a facility for the “at the market offering” (as defined in Rule 415 under the Securities Act of 1933, as amended) of shares of its Common Stock with potential aggregate gross proceeds of up to $25,000,000 (the “Offering”); and

WHEREAS, Section 4.13(b) of the Purchase Agreement imposes certain prohibitions on the Offering, which, pursuant to Section 5.5 of the Purchase Agreement, may be waived as to each Warrant Holder in writing by such Warrant Holder;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the undersigned Warrant Holder and the Company hereby agree and do as follows:

1.          Waiver. Subject to, and in consideration for, the Company’s agreements set forth in Section 2 below, the undersigned Warrant Holder hereby waives, pursuant to Section 5.5 of the Purchase Agreement, the prohibitions under Section 4.13(b) of the Purchase Agreement with respect to and in connection with, and hereby expressly consents to, the Offering, including (i) the filings of any registration statements, prospectus or any amendments or supplements thereto, in connection with the Offering, (ii) the offering, sale and issuance of common stock in connection with the Offering, (iii) any solicitations, discussions and negotiations with respect to the Offering, and (iv) entering into agreements with respect to the foregoing or otherwise in connection with the Offering; provided, however, that if a prospectus supplement is not filed with respect to the Offering within 60 days after the date hereof, the foregoing waiver and consent shall not be valid thereafter.

2.          Reporting Obligation of the Company. If, as a result of any sale of Common Stock by or on behalf of the Company pursuant the Offering, the total number of shares of Common Stock of the Company outstanding shall exceed 105% of the most recent total number of outstanding shares as reported in the Company’s documents filed with or furnished to the Securities and Exchange Commission (“SEC”) and publicly posted on its EDGAR system disclosing such information (including, but not limited to, pursuant to an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K), the Company shall make public disclosure by means of a press release or the filing with the SEC of a Current Report of Form 8-K of (i) the revised number of shares of Common Stock outstanding, (ii) the number of shares of Common Stock issued pursuant to the Offering since the last public disclosure and (iii) the weighted average sale price of the shares of Common Stock issued pursuant to the Offering since the last public disclosure.

3.          Public Disclosure. The Company shall on or prior to 9:00 a.m. (New York City time) on August 21, 2018, issue a press release or file a Current Report on Form 8-K with the SEC, in each applicable case disclosing the material terms of the transactions contemplated hereby. From and after the public disclosure referenced in the immediately preceding sentence, the Company represents to the undersigned that it shall have publicly disclosed all material, non-public information delivered to any of the undersigned by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents. In addition, from and after such public disclosure, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or affiliates on the one hand, and any of the undersigned or any of their affiliates on the other hand, shall terminate.

4.          Governing Law. This Waiver shall be governed in all respects by the internal laws of the State of New York, without regard to principles of conflicts of law.

5.          Terms of Agreement. Except as expressly modified hereby, all terms, conditions and provisions of the Purchase Agreement shall continue in full force and effect.

6.          Conflicting Terms. In the event of any inconsistency or conflict between the Purchase Agreement and this Waiver, the terms, conditions and provisions of this Waiver shall govern and control.

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7.          Entire Agreement. This Waiver and the Purchase Agreement constitute the entire and exclusive agreement between the parties with respect to the subject matter hereof and thereof. All previous discussions and agreements with respect to such subject matter are superseded by the Purchase Agreement and this Waiver.

8.          Counterparts. This Waiver may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Facsimile counterparts shall be deemed to be originals.

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IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.

COMPANY:

EKSO BIONICS HOLDINGS, INC.

By:	/s/ John F. Glenn

Name:	John F. Glenn

Title:	Chief Financial Officer

Address:	1414 Harbour Way South, Suite 1201
Richmond, California 94804

Email:	jglenn@eksobionics.com

[Waiver by Warrant Holders re: ATM Offering]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first above written.

WARRANT HOLDER:

[HOLDER]

By:

Name:

Title:

Email:
Attention:
Email: